UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2021 (January 11, 2021)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – par value $0.001 per share	REGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On January 11, 2021, at the virtual 39th Annual J.P. Morgan Healthcare Conference, Leonard S. Schleifer, M.D., Ph.D., President and Chief Executive Officer of Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”), and George D. Yancopoulos, M.D., Ph.D., President and Chief Scientific Officer of Regeneron, are providing a corporate update.

The presentation includes information regarding the Company’s preliminary (unaudited) U.S. net product sales of EYLEA® (aflibercept) Injection of approximately $4.95 billion for the full year 2020 (based on preliminary (unaudited) fourth quarter 2020 U.S. net product sales of EYLEA of approximately $1.34 billion). Overall distributor inventory levels for EYLEA in the United States remained within the Company’s one-to-two-week targeted range.

The presentation also includes information regarding the Company’s preliminary (unaudited) U.S. net product sales of casirivimab and imdevimab, the Company’s novel investigational dual-antibody therapy for COVID-19, of approximately $184 million for the full year 2020 (based on preliminary (unaudited) fourth quarter 2020 U.S. net product sales of casirivimab and imdevimab of approximately $144 million). The Company expects that the full 300,000 doses under the previously announced contract with the U.S. government will be fulfilled by the end of February 2021.

Item 7.01.	Regulation FD Disclosure.

The information set forth under Item 2.02 of this Current Report on Form 8-K is incorporated by reference herein. A copy of the presentation referenced in Item 2.02 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The information included in Item 2.02 and the information included or incorporated in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Presentation by Leonard S. Schleifer, M.D., Ph.D., President and Chief Executive Officer of Regeneron Pharmaceuticals, Inc., and George D. Yancopoulos, M.D., Ph.D., President and Chief Scientific Officer of Regeneron Pharmaceuticals, Inc., at the virtual 39th Annual J.P. Morgan Healthcare Conference.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) includes forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”), and actual events or results may differ materially from these forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. These statements concern, and these risks and uncertainties include, among others, whether and to what extent Regeneron will be able to supply the remaining doses of the casirivimab and imdevimab antibody cocktail under the terms of the agreement with U.S. government referenced in this Report (the “Manufacturing and Supply Agreement”), the amount of future payments (if any) Regeneron may receive pursuant to the Manufacturing and Supply Agreement, and whether the Manufacturing and Supply Agreement is terminated by the U.S. government or otherwise prior to completion; and the ability of Regeneron's collaborators, suppliers, or other third parties (as applicable) to perform manufacturing, filling, finishing, packaging, labeling, distribution, and other steps related to Regeneron’s products and product candidates, including the casirivimab and imdevimab antibody cocktail. A more complete description of these and other material risks can be found in Regeneron’s filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2019 and its Form 10-Q for the quarterly period ended September 30, 2020. Any forward-looking statements are made based on management’s current beliefs and judgment, and the reader is cautioned not to rely on any forward-looking statements made by Regeneron. Regeneron does not undertake any obligation to update (publicly or otherwise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Executive Vice President, General Counsel and Secretary

Date: January 11, 2021